Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	David S. DePillo	President & COO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES BANKING
EXPANSION INTO SAN MATEO, CALIFORNIA

IRVINE, CA – July 26, 2004 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced today that its bank subsidiary, Commercial Capital Bank (the “Bank”), has entered into a lease agreement to open a banking office in San Mateo, California.  The new banking office, the Bank’s first in Northern California will be located in Bay Meadows Park Place at 1200 Park Place, Suite 150 in San Mateo and is a continuation of the Company’s strategy of providing high-end, relationship-driven, retail, private and business banking services to its clientele of income-property real estate investors, middle market commercial businesses, professionals, and consumers.

The San Mateo banking office is scheduled to open in December 2004 and its location, adjacent to Highway 101 at Hillsdale Ave, provides excellent visibility to the approximately 500,000 vehicles per day that pass on Highway 101. The location’s demographics include a resident population of approximately 150,000, with a year 2003 average household income of $106,000, living within a three-mile radius, and a daytime population of approximately 105,000 working within a three-mile radius.  Bay Meadows Park Place is part of a redevelopment area that includes the 575 unit Jefferson at Bay Meadows apartment complex, 153 single family homes and townhouses, 315,000 square feet of retail & commercial space, and a four star “W” Hotel. Cities and towns within a three-mile radius include Hillsdale, Foster City, Redwood Shores, Belmont, San Carlos and portions of Redwood City. Other Bay Meadows Park Place businesses include Whole Foods Market, Starbuck’s Coffee, San Mateo Public Library, Quiznos Sub, Peet’s Coffee & Tea, T-Mobile, Pasta Pomodoro, Gold’s Gym, Stilo Salon, Meriwest Financial, and Left Bank Restaurant.

At June 30, 2004, Commercial Capital Bancorp, Inc. had total assets of $4.7 billion, and total deposits of $2.4 billion.  Commercial Capital Bank operates 20 banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine (3), Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar and San Diego (San Diego County), and 12 lending offices, located in Sacramento, Corte Madera, Burlingame, Oakland, Woodland Hills, Encino, West Los Angeles, El Segundo, Tustin, Irvine, Riverside, and San Diego, California, with plans to open banking offices in Beverly Hills, California in September 2004, San Mateo, California in December 2004, and Newport Coast, California in early 2005.  The Company was the 4th largest multi-family lender in California during the 12 months ended March 31, 2004 (source: Dataquick Information Systems) and the Bank was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended March 31, 2004 (source: www.fdic.gov).

This press release may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets.  The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.